UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 8, 2011

Date of Report (Date of earliest event reported)

PRO-PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-32877	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE
NEWTON, MASSACHUSETTS
02459
(Address of Principal Executive Offices) (Zip Code)

(617) 559-0033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 8, 2011, Pro-Pharmaceuticals, Inc. (the “Company”) entered into an Amended Employment Agreement (the “Agreement”) with Anthony D. Squeglia, the Company’s Chief Financial Officer, which supersedes his prior employment agreement dated January 19, 2009. Under the Agreement, which is subject to annual review, Mr. Squeglia is engaged for a one-year term ending March 6, 2012 (the “Term”) at a base salary of $150,000 and is entitled to participate in the Company’s standard employee benefits plan and vacation. If Mr. Squeglia is terminated by the Company without “cause,” as defined in the Agreement, or terminates his employment for “good reason,” as defined in the Agreement, he is entitled to all compensation and benefits through the end of the Term and a severance comprised of six months base salary and continued employee benefits. If terminated for cause, he is entitled to six months base salary. The Agreement also provides for $50,000 lump sum payment and $25,000 transition bonus payment payable on or before stated dates even if Mr. Squeglia is terminated for any reason. The Agreement requires Mr. Squeglia to assign intellectual property to the Company and contains non-competition, non-solicitation and confidentiality provisions which continue after employment. The foregoing description of the Agreement is not complete and qualified in its entirety by a copy thereof attached as Exhibit 10.1 to this report and incorporated herein by reference.

On March 8, 2011, the Company entered into an Amended Employment Agreement (the “Foley Agreement”) with Maureen E. Foley, the Company’s Chief Operating Officer and an employee since May 1, 2001, which supersedes her prior employment agreement dated January 19, 2009. Under the Foley Agreement, which is subject to annual review, Ms. Foley is engaged for a one-year term ending March 6, 2012 (the “Term”) at a base salary of $150,000 and is entitled to participate in the Company’s standard employee benefits plan, vacation and up to 40 days personal time off in respect of prior service to the Company. Following the Term, Ms. Foley’s employment continues for successive 30-day periods unless terminated by the Company with prior notice. If Ms Foley is terminated by the Company, without “cause,” as defined in the Foley Agreement, or terminates her employment for “good reason,” as defined in the Foley Agreement, she is entitled to all compensation and benefits through the end of the Term and a severance comprised of six months base salary and continued employee benefits. If terminated for cause, she is entitled to six months base salary. The Foley Agreement also provides for $50,000 lump sum payment and $25,000 transition bonus payment payable by stated dates even if Ms. Foley is terminated for any reason. The Foley Agreement requires Ms. Foley to assign intellectual property to the Company and contains non-competition, non-solicitation and confidentiality provisions which continue after employment. The foregoing description of the Foley Agreement is not complete and qualified in its entirety by a copy thereof attached as Exhibit 10.2 to this report and incorporated herein by reference.

On March 9, 2011, the Company’s Compensation Committee approved payment of a $60,000 signing bonus to each of Mr. Squeglia and Ms. Foley.

Item 9.01	Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended Employment Agreement, dated March 8, 2011, between Pro-Pharmaceuticals, Inc. and Anthony D. Squeglia.

10.2	Amended Employment Agreement, dated March 8, 2011, between Pro-Pharmaceuticals, Inc. and Maureen E. Foley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

By:	/s/ Anthony D. Squeglia
Anthony D. Squeglia
Chief Financial Officer

Date: March 14, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended Employment Agreement dated March 8, 2011, between Pro-Pharmaceuticals, Inc. and Anthony D. Squeglia.

10.2	Amended Employment Agreement dated March 8, 2011, between Pro-Pharmaceuticals, Inc. and Maureen E. Foley.